EXHIBIT 5(b)

Lincoln National Corporation
Centre Square West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102-2112

March 19, 2002

Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

         I am general counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), and admitted to practice law in the state of Indiana. I have reviewed the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time of (i) unsecured senior debt securities and junior subordinated debt securities (the “Debt Securities”), which may be issued pursuant to an Indenture dated as of September 15, 1994, as supplemented from time to time, between the Company and The Bank of New York, as trustee, and a Junior Subordinated Indenture dated as of May 1, 1996, as supplemented from time to time, between the Company and Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee; (ii) shares of preferred stock, no par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iii) shares of common stock of the Company, no par value per share (the “Common Stock”); (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the “Warrants”), (v) stock purchase contracts (“Stock Purchase Contracts”) to purchase shares of Common Stock or (vi) stock purchase units, each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) trust preferred securities (“Preferred Securities”) of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII or Lincoln National Capital IX (each, a “Lincoln Trust,” and collectively, the “Lincoln Trusts”), and (vii) guarantees of the Company of Preferred Securities of the Lincoln Trusts which may be issued pursuant to Guarantee Agreements to be executed by the Company.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

         On the basis of the foregoing I am of the opinion that:

         1.     When (i) the Registration Statement has become effective under the Securities Act; (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles of Amendment to the Articles of

Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed and accepted for record; and (iii) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         2.     When (i) the Registration Statement has become effective under the Securities Act; (ii) the shares of Common Stock have been duly and properly authorized for issuance; and (iii) the shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

         This opinion is limited to the federal laws of the United States of America and the laws of the State of Indiana. This opinion is limited in all respects to the laws and facts existing on the date hereof. I hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the reference to my name in the Registration Statement and the related prospectus.

Very truly yours,

/s/ Dennis Schoff By: Dennis Schoff Senior Vice President and General Counsel